UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Section 240.14a-12
PDI, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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This filing relates to the proposed sale of substantially all of the assets, the goodwill and ongoing business comprising the Commercial Services segment of PDI, Inc. (the “Company”) to Publicis Touchpoint Solutions, Inc. (the “Buyer”) pursuant to an Asset Purchase Agreement, dated as of October 30, 2015, by and between the Buyer and the Company.

This filing consists of the following document: a press release issued by the Company on November 23, 2015.

PDI, Inc. Sets Special Stockholder Meeting Date of December 22, 2015 to Vote on Sale of Commercial Services (CSO) Business to Publicis Groupe
Record Date of November 20, 2015 Established

Parsippany, N.J., November 23, 2015 —PDI, Inc. (Nasdaq: PDII) today reported that its Board of Directors has set December 22, 2015 as the date of the special meeting of its stockholders to vote on the proposed sale of its Commercial Services business (CSO) to Publicis Healthcare Communications Group (PHCG), part of Publicis Groupe [Euronext Paris: FR0000130577, CAC40] pursuant to an asset purchase agreement entered into on October 30, 2015. The special meeting of stockholders will be held at PDI’s corporate headquarters located at Morris Corporate Center One, 300 Interpace Parkway, Building A, Parsippany, NJ 07054. Stockholders of record as of November 20, 2015 are entitled to notice of and to vote at the special meeting.

Under the asset purchase agreement, PHCG will acquire PDI's Commercial Services business (CSO) for an initial cash payment at closing of up to approximately $33 million, $7 million of which is contingent upon securing certain CSO client commitments, plus an earnout payment based upon 2016 CSO revenue.  While there are no assurances that any earnout payment will be achieved, PDI expects the earnout payment to range from $5 million to $15 million if certain CSO client commitments are obtained. If earned, the earnout payment will be payable in April 2017. This transaction, which has been unanimously approved by the board of directors of both companies, is subject to PDI's stockholder approval and customary closing conditions. Stockholders representing approximately 46% percent of PDI's outstanding shares have agreed, subject to certain conditions, to vote in favor of the transaction.

IMPORTANT TRANSACTION INFORMATION
In connection with the transaction, the Company has filed a definitive proxy statement with the Securities and Exchange Commission (SEC). Investors and security holders are advised to read the proxy statement because it contains important information. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by the Company at the SEC's website at www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company at, PDI, Inc.,

Morris Corporate Center 1, Building A, 300 Interpace Parkway, Parsippany, NJ 07054, Attention: Chief Financial Officer, or by telephone at (800) 242-7494. Investors and security holders are urged to read the proxy statement and the other documents before making any voting or investment decision with respect to the transaction.

PARTICIPANTS IN THE SOLICITATION
The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the transaction. Certain executive officers and directors of the Company have interests in the transaction that may differ from the interests of stockholders generally, including without limitation acceleration of vesting of certain equity awards and other benefits conferred under employment agreements. Information concerning the interests of the Company's participants in the solicitation is set forth in the Company's proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the definitive proxy statement relating to the transaction.

About PDI, Inc. and Interpace Diagnostics
PDI is a leading healthcare commercialization company providing go-to-market strategy and execution to established and emerging pharmaceutical, biotechnology, diagnostics and healthcare companies in the United States through its Commercial Services business, and developing and commercializing molecular diagnostic tests through its Interpace Diagnostics business. PDI's Commercial Services is focused on providing outsourced pharmaceutical, biotechnology, medical device and diagnostic sales teams to its corporate customers. PDI's Interpace Diagnostics is focused on developing and commercializing molecular diagnostic tests, leveraging the latest technology and personalized medicine for better patient diagnosis and management. For more information about us, please visit www.pdi-inc.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to our future financial and operating performance. PDI has attempted to identify forward looking statements by terminology including "believes," "estimates," "anticipates," "expects," "plans," "projects," "intends," "potential," "may," "could," "might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements.  These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. These statements also involve known and unknown risks, uncertainties and other factors that may cause PDI's actual results to be materially different from those expressed or implied by any forward-looking statement. Known and unknown risks, uncertainties and other factors include, but are not limited to, the closing of the sale of our CSO business and the possibility of obtaining the contingent payment and the earnout payment. Additionally, all forward-looking statements are subject to the risk factors detailed in the definitive proxy statement relating to the transaction referenced above in this press release. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, PDI undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:

EVC Group, Inc.
Doug Sherk
(415) 652-9100
dsherk@evcgroup.com